UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2026 (February 6, 2026)

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Empery Digital Inc.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	005-93076	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest Street, Suite 120

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EMPD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On February 9, 2026, Empery Digital Inc. (the “Company”) issued a press release providing an update on common stock repurchases by the Company under the Company’s stock repurchase program and an update on the BTC the Company holds.

As of February 6, 2026, the Company has repurchased 15,403,738 shares of its common stock under its $200 million share repurchase program, at an average purchase price per share of $6.71, including all fees and commissions. Following these repurchases, the current number of shares outstanding is 36,016,497, after giving effect to the potential exercise of 870,240 pre-funded warrants.

During the week ending February 6, 2026, the Company sold 357.7 BTC for an average price of $67,907 per BTC, generating approximately $24 million of gross proceeds. In addition to funding share repurchases, management intends to allocate a portion of sale proceeds to partially repay outstanding debt to prudently manage risk and release collateral given the recent increased volatility in bitcoin. The Company currently holds 3,723.7 BTC in its treasury.

The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated February 9, 2026.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Empery Digital Inc.

By:	/s/ Greg Endo
Name:	Greg Endo
Title:	Chief Financial Officer

Date: February 9, 2026

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